UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report August 26, 2022
(Date of earliest event reported)

Enservco Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14133 County Road 9½
Longmont, Colorado 80504

(Address of principal executive offices) (Zip Code)

(303) 333-3678
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ENSV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)          Dismissal of Independent Registered Public

(a)(1) On August 26, 2022 (the “Dismissal Date”), the Audit Committee (the “Audit Committee”) of the Board of Directors of Enservco Corporation (“we” or the “Company”) dismissed Plante & Moran PLLC (“Plante”) as the Company’s independent registered public accounting firm.

The reports of Plante on the consolidated financial statements of the Company for the fiscal years ended December 31, 2021 and December 31, 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2021 and December 31, 2020, and through the Dismissal Date, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and Plante on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Plante, would have caused it to make reference thereto in its reports on the consolidated financial statements of the Company for such years.

During the fiscal years ended December 31, 2021 and December 31, 2020, and through the Dismissal Date, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K except with respect to the material weakness in internal controls in that the Company has not properly segregated duties as one or two individuals initiate, authorize, and complete certain transactions. This lack of segregation of duties and oversight is heightened when unique or complex transactions are executed, such as related to complex financial instruments, employee retention credits, and accounting for income taxes.  This material weakness resulted in the errors related to accounting for a warrant issued to a related party in connection with a conversion of subordinated debt to equity in the first quarter of 2021, accounting for employee retention credits recognized in the second quarter of 2021, and the valuation of deferred tax assets related to a change in control upon issuance of certain common stock in the first quarter of 2021, which resulted in restatements of the Company’s consolidated financial statements for the quarterly and year-to-date periods ended March 31, June 30, and September 30, 2021. Plante identified the material weakness as a critical audit matter during its audit of the consolidated financial statements for the year ended December 31, 2021. The material weakness was discussed with the Audit Committee of the Company, and the Company has authorized Plante to respond fully to inquiries of the successor independent registered public accounting firm concerning the material weakness.

The Company provided Plante with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Plante furnish the Company with a copy of their letter addressed to the U.S. Securities and Exchange Commission (“SEC”) pursuant to Item 304(a)(3) of Regulation S-K, stating whether Plante agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K.  A copy of Plante’s letter to the SEC dated August 31, 2022 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(a)(2) Also on August 26, 2022, the Audit Committee, based on management’s recommendation, approved the selection of Pannell Kerr Forster of Texas, P.C. (“PKF Texas”), effective immediately, as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.

During the fiscal years ended December 31, 2021 and December 31, 2020, and through August 26, 2022, neither the Company, nor anyone on its behalf, consulted PKF Texas regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and neither a written report nor oral advice was provided to the Company that PKF Texas concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events

The Company issued a press release on September 1, 2022 reporting the Company’s dismissal of Plante as the Company’s independent registered public accounting firm and immediate selection of PKF Texas as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, as indicated in Item 4.01 above.

Item 9.01.               Exhibits.

(d)     Exhibits

A press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Exhibit Number	Description
16.1	Letter from Plante & Moran PLLC dated August 31, 2022 to the U.S. Securities and Exchange Commission regarding change in certifying accountant.
99.1	Press Release dated September 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 1, 2022.

Enservco Corporation

By:	/s/ Richard A. Murphy
Richard A. Murphy, Executive Chair and CEO